UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 16, 2015

DSG GLOBAL INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53988	26-1134956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 - 5455 152nd Street Surrey
British Columbia, Canada V3S 5A5
(Address of Principal Executive Offices)

(877) 589-8806
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On April 13, 2015, we entered into a share exchange agreement (the “Share Exchange Agreement”) with DSG TAG Systems Inc. (“DSG TAG”) and the shareholders of DSG TAG who become parties to the agreement.  Pursuant to the terms of the Share Exchange Agreement, we agreed to acquire not less than 75% and up to 100% of the issued and outstanding common shares in the capital stock of DSG TAG in exchange for the issuance to the selling shareholders of up to 20,000,000 shares of our common stock on the basis of 1 common share for 5.4935 common shares of DSG TAG.

On May 6, 2015, as previously reported on our Current Report on Form 8-K, dated May 6, 2015, we completed the acquisition of approximately 75% (82,435,748 common shares) of the issued and outstanding common shares of DSG TAG as contemplated by the Share Exchange Agreement by issuing 15,185,875 shares of our common stock to 12 shareholders of DSG TAG who became parties to the agreement.

Following the initial closing of the Share Exchange Agreement and through June 16, 2015, we acquired an additional 20,655,175 shares of common stock of DSG TAG from shareholders who became parties to the Share Exchange Agreement, and issued to these shareholders an aggregate of 3,759,930 shares of our common stock.  We issued the 3,672,554 shares of our common stock to (i) 36 non “U.S. persons” in an “offshore transaction” (as those terms term are defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended, and (ii) 1 U.S. person in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Following completion of these additional purchases, DSG Global owns 94% (103,090,923 common shares) of the issued and outstanding shares of common stock of DSG TAG, and we have outstanding 29,125,628 shares of our common stock at the time of this report, of which 65.7% is held by the shareholders of DSG TAG participating in the Share Exchange Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 16, 2015, Andrea Fehsenfeld resigned as a director of DSG Global and the following directors of DSG Global were appointed:

Name	Age	Position With DSG Global

Stephen Johnston	64	Director
Robert Silzer	67	Director, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer
James Singerling	70	Director
Jason Sugarman	43	Director
Rupert Wainwright	53	Director
Keith Westergaard	67	Director

Stephen Johnston

Mr. Johnston is the founding Partner of Global Golf Advisors and one of the leading authorities on operational analysis and financial solutions for golf businesses.  Mr. Johnston began his career at the accounting firm of Thorne Gunn/Thorne Riddell in Toronto in 1973. He earned his Chartered Accountant designation while with Thorne Riddell in 1976 and became a partner in 1984. His audit experience with major accounts subsequently expanded into real estate, communications and insurance. When the firm became known as KPMG, he continued as an Audit Partner and in 1992 created the KPMG Golf Industry Practice and assumed responsibility as National Director. In 2006 he purchased the KPMG Golf Industry Practice and created Global Golf Advisors Inc., bringing with him the entire staff complement and client files to the new firm.

At Global Golf Advisors, Mr. Johnston’s focus is developing financial and business solutions for private clubs, public golf courses and resorts, golf communities, investors and lenders. He provides a keen insight for banking and finance solutions arising from his years of advising numerous international financial institutions.

He has completed due diligence and valuation assignments for some of the largest golf-related transactions in North America and has completed multiple market studies to reposition various golf assets. In addition, he has been actively involved with workouts/receiverships, providing operational and financial guidance. These assignments typically lead to member buyouts/transitions from developers or to an outright disposition of property. Mr. Johnston has been recognized as one of the Top Powerbrokers in Canadian Golf by The National Post over the past 15 years. Mr. Johnston holds a Bachelor of Science from the University of Toronto.

Robert Silzer

Mr. Silzer has over 20 years’ experience in the GPS tracking and fleet solutions industries. He is the founder of our subsidiary, DSG TAG Systems Inc. (“DSG TAG”) and has served as Chief Executive Officer of DSG TAG since its inception in April, 2008. Mr. Silzer is a product designer who has developed multiple new product concepts and successfully introduced these products to market including the world’s first handheld bingo gaming unit, the first handheld and color handheld GPS golf units and the first Wi-Fi enabled GPS golf business solution. Prior to establishing DSG TAG, Mr. Silzer designed a total golf solution that addressed the growing needs in Golf Course management. Through a series of mergers and acquisitions different companies with diversified hardware and software platforms, he founded GPS Industries in 1996, serving as its President, CEO, Chairman and director until 2007. Under his leadership, it became the largest operator of golf GPS systems in the world and with a remarkable 750 golf courses worldwide using the installed system. Prior to founding GPS Industries, Mr. Silzer founded XGA, an online golf store and website company in 1993. He also founded Advanced Gaming Technology, Inc. in 1992, an electronic gaming company, where he served as Chief Executive Officer until 1998. From 1986 to 1992, Mr. Silzer founded and operated the private company Supercart International. With over 30 years as an entrepreneur in the technology and other markets, Mr. Silzer has developed expertise in taking companies to market, growing start-up business, initial public offerings, raising funds, operations, marketing and international licensing.

Mr. Silzer become our President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer on May 6, 2015.

James Singerling, CCM

Mr. Singerling served as Chief Executive Officer of Club Managers Association of America (CMAA), the foremost professional association for managers of membership clubs in the U.S., from 1990 until his retirement in 2015. In this role, Mr. Singerling was credited with elevating the professional role of club managers by creating industry-standard development and certification programs. For over two decades, he spearheaded efforts to adopt the general manager/chief operating officer model at clubs nationwide, raising the qualifications and quality of club managers. Mr. Singerling is also recognized for building new relationships for the industry with federal and state governments and within the association community.

In addition to his work within the U.S., Mr. Singerling was instrumental in the development of professional club management associations internationally, helping other nations elevate the role of club managers by adopting professional standards and certifications. Regions where his leadership is recognized include South America, Australia, China, South Africa and the Asian-Pacific corridor, among others.

Prior to becoming CEO of CMAA, Mr. Singerling was a leader in the golf course design and management companies of Robert Trent Jones, Sr., and also served as vice president and general manager of the Coral Ridge Country Club in Ft. Lauderdale, FL.

Mr. Singerling has been recognized as Industry Leader of the Year by the University of Nevada, Las Vegas, and Michigan State University, in addition to receiving awards from Florida State University, Pennsylvania State University, Oklahoma State University and Sun Yat Sen University - China. He also was elected to the Association Committee of 100 by the U.S. Chamber of Commerce, widely recognized as the most prestigious organization of chief executives in the United States.

Jason Sugarman

Mr. Sugarman has over 20 years’ experience in the finance business with focus on asset-backed lending and private equity investments. As the founder of two asset management firms and the lead outside investor in numerous financial service companies and real estate projects, he has funded over $1 billion in direct loan and equity placements and currently oversees Valor Group Holdings.

Beginning in 1993, Mr. Sugarman started developing land and single family real estate in Southern California. He was a founder and principal of a successful regional homebuilding and mortgage company from 1994-1999. During the 7 year period, Mr. Sugarman was involved with over a dozen subdivision developments as well as developing many condominiums and townhomes. He sold out his interest in the development company to a Lehman Brother financed entity in 1999. In 2000 Mr. Sugarman started an investment firm which specialized in equity joint ventures and turned it into one of the premier mezz-real estate lending funds in the country with peak assets under management exceeding $700 million. Mr. Sugarman oversaw the expansion into new markets (Nevada, Colorado, Hawaii, Texas, Utah, Oregon, Arizona, Florida, and Washington) and the diversification of real estate assets (office, office condo, storage, hotel, condo-hotel, mixed use and agriculture).

In addition to real estate, he also personally sponsored a number of highly successful early stage investments which have included the founding of Banc Of California (a $7B bank holding company), COR Securities Holdings (the owner of the largest independent securities clearing company in the US), COR International Towers Inc. (a cell tower developer and manager in Central America), and COR Finance LTD (a company which has both telecom and solar infrastructure assets in Asia).

Mr. Sugarman is the founder and currently serves as the Chairman and CEO of Valor Group Holdings ($20 Billion AUM diversified financial services company), and as managing partner of Camden Capital, International Tower Group and COR Finance LTD. He serves as a director of Burnham Financial Group, New Olympia Re, VL Life and DSG TAG, and is an advisor and investor in Banc of California (NASDAQ: BANC), COR Securities Holdings (COR Clearing) and Corum Financial Group.

Mr. Sugarman is on the board of a number of charities with a focus on elementary education, health care research and Jewish causes. He is a Graduate of Stanford University where he was a Scholar Athlete and member of the baseball team. He is a partner in Marucci Sports, the Oklahoma City Dodgers (AAA affiliate of the Los Angeles Dodgers), and the LA Football Club (MLS franchise).

Rupert Wainwright

Mr. Wainwright has served as president and chief creative of Adore Creative since 2005. Adore Creative is an integrated advertising and creative services agency with offices in London, Paris, Moscow, Sao Paulo, and Los Angeles. There he leads a talented staff and top tier production professionals to create commercials working with global clients. Adore Creative has built a unparalleled record of winning campaigns for the Olympics, the FIFA World Cup, Reebok, AT&T, Fox Sports One TV, and others.

As a director, Mr. Wainwright has shot all over the world and won awards for such US and International Fortune 500 clients as ATT, Sprint, Honda, Sprite, Walmart, Reebok, Footlocker, Gatorade, McDonalds, Converse, GHI, Hong Kong and Shanghai Bank, Deutsche Telekom, Barilla, BP Disney, Fritos, and his campaign for Reebok won Ad week’s highest Award, the Grand Effie, for the most effective advertising campaign of 1992. Mr. Wainwright is also the director of the feature films “The Fog” (2005), which was #1 at the US Box Office opening weekend, and “Stigmata” (1999) produced by MGM, among others. From 1990 to 1998 he was the founder and CEO of the independent production company, Fragile Films.

Mr. Wainwrights holds an MA in English Literature from the University of Oxford and an MFA in Film Directing from the University of California, Los Angeles where he was a Fulbright Scholar. He is 54 years of age.

Keith Westergaard

Mr. Westergaard has over 40 years’ experience in real estate finance and development. He is the founder and president of Westergaard Holdings Ltd., a diversified mortgage brokerage, real estate investment, and development company with offices in Alberta and British Columbia, Canada. Westergaard Holdings Ltd. has operated continuously since 1980. Its significant projects have included the Gleniffer Lake Resort & Country Club in Central Alberta, a 217 acre bareland condominium recreational & residential land development which included 750 lots, golf course, leisure facilities and marina.

Share Exchange Agreement

Each of the newly appointed directors were appointed to the Board by Ms. Fehsenfeld, the sole member of our board of directors at the time of the appointments, pursuant to the Share Exchange Agreement, which provided for the appointment of the new directors effective as soon as practicable, but in no event less than ten days, following the mailing to our stockholders of an Information Statement in compliance with Section 14(f) of the Securities Act of 1934, as amended, and Rule 14(f)-1 thereunder.

The transactions contemplated by the Share Exchange Agreement closed on May 6, 2015, at which time we issued 15,185,875 shares of our common stock to 12 shareholders of DSG TAG, including (i) 4,457,632 shares of our common stock that we issued to Robert Silzer in exchange for his 24,488,000 shares of common stock of DSG TAG and (ii) 3,068,839 shares of our common stock that we issued to Westergaard Holdings Ltd., a company controlled by Keith Westergaard, in exchange for its 16,858,676 shares of common stock of DSG TAG.

In addition, at the closing of the Share Exchange Agreement, we issued an additional 179,823 shares of our common stock to Westergaard Holdings Ltd. in partial settlement of accrued interest on $2,502,168.23 in debt owed by DSG TAG to Westergaard Holdings Ltd.

Other Matters

None of the newly appointed directors, nor any of their affiliates, have been involved in any transaction with DSG Global or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), other than with respect to the transactions that have been described in this report or in any prior reports filed by DSG Global with the SEC.

None of the newly appointed officers and directors have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Until further determination by the Board, the full Board of Directors will undertake the duties of the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board of Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Fiscal Year

In connection with the Share Exchange Agreement, our Board of Directors approved a change in fiscal year end from September 30 to December 31.  We have accounted for the transactions contemplated by the Share Exchange Agreement as a “reverse acquisition.”  Consequently, we will not file a transition report reflecting the change of our fiscal year to that of DSG TAG, given the fact that for accounting purposes, DSG TAG is deemed to be the “accounting acquirer” in the “reverse acquisition.”

Bylaws Amendment

On June 16, 2015, our Board of Directors approved an amendment to our Bylaws.  The amendment took effect immediately upon approval by our Board.

The amendment changes the manner in which vacancies on our Board of Directors resulting from the expansion in the size of our Board may filled, to be consistent with the Corporation’s Articles of Incorporation.  As amended, our Bylaws now provide that vacancies resulting from the expansion in the size of our Board may be filled by directors.  Previously, our Bylaws required that such vacancies be filled by shareholders.

The full text of the Bylaws, as amended, is filed as exhibits to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Description

3.1	Bylaws. Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-146842) filed with the Securities and Exchange Commission on October 22, 2007.

3.2	Amendment No. 1 to Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2015	DSG Global Inc.

By:	/s/ Robert Silzer
Robert Silzer
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Bylaws. Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-146842) filed with the Securities and Exchange Commission on October 22, 2007.

3.2	Amendment No. 1 to Bylaws.